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                                                                    Exhibit 10.7


                              MKS INSTRUMENTS, INC.

               RESTATED INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

      The purpose of this Plan is to provide eligible employees of certain non-U.S. subsidiaries of MKS Instruments, Inc. (the "Company") with opportunities to purchase shares of the Company's common stock (the "Common Stock"), commencing on March 1, 2000. Seventy-five thousand (75,000) shares of Common Stock in the aggregate have been approved for this purpose.

      1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

      2. Eligibility. All employees of any non-U.S. subsidiary of the Company designated by the Board or the Committee from time to time (a "Subsidiary"), excluding Officers and Directors of the Company who are employees of a Subsidiary, are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

            a.    they have been employed by the Subsidiary for at least three
      (3) months prior to enrolling in the Plan;

            b. they are employees of the Subsidiary on the first day of the applicable Plan Period (as defined below);

            c. to the extent local law permits such a requirement, they are customarily employed by a Subsidiary for more than twenty (20) hours a week and for more than five (5) months in a calendar year; and

            d. they meet any other requirements imposed from time to time by the Board or the Committee on employees of one or more subsidiaries.

      No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

      3. Offerings. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. The first Offering will begin on March 1, 2000 or the first business day thereafter (the "Offering Commencement Dates") and end on May 31, 2000. Thereafter, each June 1 and December 1 or the first business day thereafter will be an Offering Commencement Date. Each Offering Commencement Date after March 1, 2000 will
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begin a six (6) month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

      4.    Participation.

      a. Enrollment. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by enrolling, in such manner and at such time approved, from time to time, by the Board or the Committee, prior to the applicable Offering Commencement Date in said Offering. The enrollment will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee changes his enrollment in a manner prescribed by the Committee from time to time or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" shall be defined by the Board or the Committee from time to time, but until modified shall mean regular base salary, including overtime, shift premium, incentive or bonus awards and sales commissions and excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items whether or not taxable.

      b. Tax Withholding Authorized. The enrollment of each employee shall constitute such participating employee's authorization of his or her employer to deduct from such employee's compensation in the relevant month or months (or subsequent months, if appropriate) any amount necessary for the payment or reimbursement of any tax liability payable by such employee with respect to the grant or exercise of the options hereunder, or the sale of any stock acquired through the exercise of such option.

      5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any whole percent amount between one and ten percent (1-10%) of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made (or such other percentages as may be established by the Board or the Committee). Any change in Compensation during the Plan Period will result in an automatic corresponding change in the amount withheld. The payroll deductions shall be made in the applicable local currency and will be converted into United Stated currency at the prevailing rate of exchange in effect on such date as the Board or Committee shall determine. All amounts deducted may be transferred to an account of the Company or the Subsidiary outside the country in which such employee is employed.

      No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined by the Committee or Board) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.



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      6.    Deduction Changes. An employee may decrease, subject to Section 5 hereof, or discontinue his payroll deduction once during any Plan Period, up to such date prior to the close of business on the last business day, and in such manner as is permitted by the Board or Committee. However, an employee may not elect to increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period but does not elect to withdraw his funds pursuant to Section 8 hereof, amounts previously withheld will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

      7.    Interest. Interest will not be paid on any employee accounts.

      8. Withdrawal of Funds. An employee may at any time up to a deadline established by the Committee or the Board, prior to the close of business on the last business day in a Plan Period, and for any reason, permanently draw out the balance accumulated in the employee's account, which will be paid in the local currency or, in Euros, at the discretion of the Board or the Committee if such employee is employed in a country which maintains a fixed exchange rate between its local currency and the Euro ("Repayment in Euros"), and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

      9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of shares (fractional or whole) of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the results by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

      The purchase price for each share purchased will be 85% of the Fair Market Value of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever Fair Market Value shall be less. Such Fair Market Value shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid price and asked price in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be based on the reported price for the next preceding day on which sales were made.

      Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of shares of Common Stock (including fractional shares) reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, in United State currency as of that date, but not in excess of the maximum number


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determined in the manner set forth above. The Board or the Committee may, in its discretion, limit the purchase to only whole shares and not fractional shares.

      Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee in the local currency or at the discretion of the Committee or the Board there may be Repayment in Euros, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance shall be refunded.

      10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

      11. Rights on Retirement Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, and subject to the terms of applicable law, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under local law) or (b) in the absence of such a designated beneficiary, to the personal representative of the employee's estate or (c) if no such personal representative has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Subsidiary under the Plan, the employee shall be deemed to have terminated employment for the purposes of this Plan.

      12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or to an account for his benefit. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend (and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend rather than as of the record date for such dividend), then an optionee who is deemed to have exercised an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock.



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      13.   Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

      14. Application of Funds. To the extent consistent with applicable law, all funds received or held by the Company or any Subsidiary under this Plan may be combined with other corporate funds and may be used for any corporate purpose and transferred outside the country in which they are deducted from payroll.

      15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

      16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of
Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

      In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, all outstanding Options shall be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

      17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect.

      18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.



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      19.   Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded in local currency or at the discretion of the Committee or the Board there may be Repayment in Euros.

      20. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a U.S. national stock exchange or quotation on the Nasdaq National Market and the approval of all applicable governmental authorities required in connection with the authorization, issuance or sale of such stock.

      21. Governing Law. The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by U.S. federal law or other applicable law.

      22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

      23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan.

      24. Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

      25.   Effective Date. The Plan shall take effect on March 1, 2000.

      26. Additional Conditions. The Committee or the Board may establish additional conditions or provisions for the participation of eligible employees in the Plan in order to comply with the tax, securities and other laws and regulation of the countries in which such employees reside, even if such conditions or provisions increase the benefits accruing to such employees under the Plan.

            Adopted by the Board of Directors on February 18, 2000

            Amended and Restated by the Board of Directors on August 1, 2002




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